Medbox, Inc., a Nevada corporation (the “Company”)

Stock Purchase and Subscription Agreement to Purchase Shares of Common Stock

This Stock Purchase and Subscription Agreement to Purchase Shares of Common Stock (the “Agreement”) does not constitute an offer to sell or a solicitation of an offer to buy any security of the Company.

Pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”), the Company is selling restricted shares of its common stock, $.001 par value, at a purchase price of $5.00 (Five Dollars) per share (the “Shares”).   The Shares are being sold on a “Best Efforts” basis to “Accredited Investors” only.

Price per Share:  $5.00

Total # of Shares Purchased: ___________________  Total Investment Amount (“Purchase Price”): _______________________

I. PURCHASER INFORMATION (check all appropriate boxes)

❑ Individual Account ❑ Single ❑ Married ❑ Separated ❑ Divorced ❑ IRA Account	❑ Joint Registration ❑ JTWROS ❑ Tenants in Common ❑ Tenants by Entirety ❑ Community Property	❑ Pension or Profit Sharing	❑ Corporation, Partnership, Trust, Association or Other Entity ❑ _____________________ If Trust , date of Trust

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Full Name of Subscribing Entity (herein referred to as the “Purchaser”)

❑ Male     ❑ Female                                           Date of Birth/Age______________________                                                                                     Soc. Sec. or Tax ID#___________________________❑

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Name of Joint Tenant or Trustee (if applicable)

❑ Male     ❑ Female                                           Date of Birth/Age______________________                                                                                     Soc. Sec. or Tax ID#___________________________❑

(Please check the box next to the Soc. Sec. or Tax ID # responsible for taxes.  We will report this number to the IRS)

ADDRESSES OF RECORD

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Home Address                                                                                     City                                           Zip Code                      Phone #

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Mailing Address (If Different)                                                                                     City                                           Zip Code                      Phone #

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Email address for Purchaser

II. SIGNATURES

If the Purchaser is a corporation, partnership, benefit plan or IRA, such entity has all requisite authority to acquire the Interests hereby subscribed for and to enter into the Agreement, and further, the undersigned officer, partner or fiduciary of the Purchaser has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf.  Such authorization has not been revoked and is still in full force and effect.

________________________________                                                                           ______________________________                                                                           ____________________________
Purchaser (Please Print)                                                                           Signature                                                       TitleDate

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Joint Tenant / Trustee (Please Print)                                                                Signature                                                       Title                                Date

III. PURCHASER IDENTIFICATION

     ❑ Check this box if you are a U.S. Citizen

     ❑ Attach copy of Photo I.D. of Purchaser to this Agreement.  Driver’s License State and Number:  _______________________

IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to, and covenants with the Company as follows:

1.  All information provided by Purchaser in this Agreement is and continues to be and are true, accurate and complete as of the date hereof.

2.  Purchaser is an “Accredited Investor” as defined under Rule 501 of Regulation D of the Act.

3.  Purchaser acknowledges and understands that the Company is a start-up company. There is a high degree of risk associated with making this investment and that Purchaser could lose all of Purchaser’s principal investment.

4.  The Purchaser understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the “Commission”) provide in substance that the Purchaser may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Purchaser understands that the Company has no obligation or intention to register the Shares,  (except for the registration rights granted to Purchaser), or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission’s rules, the Purchaser may dispose of the securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. As a consequence, the Purchaser understands that he must bear the economic risks of the investment in the Shares for an indefinite period of time.

5.  The Purchaser is familiar with the business and financial condition, properties, operations and prospects of the Company.  The Purchaser has been given the opportunity to request and obtain any information necessary to fully evaluate the investment and has been furnished all information requested.

6.  The Purchaser has been informed and is aware that an investment in the Shares involves a high degree of risk and speculation and desires to make this high risk and speculative investment.

7.  The Purchaser can afford to bear the risks of an investment in the Shares, including the risk of losing the entire investment, for an indefinite period of time, and has adequate means of providing for Purchaser’s current needs and personal contingencies and has no need for liquidity in this investment.

8.  The Purchaser acknowledges and agrees that the Purchaser is not entitled to cancel, terminate or revoke this subscription.

9.  The Purchaser has relied upon Purchaser’s own accounting, legal and financial advisors with respect to this investment in the Shares.  The Purchaser and Purchaser’s representative(s), if any, have been afforded an opportunity to meet with the officers and directors of the Company and to ask and receive answers to any questions about the Shares and the proposed business and affairs of the Company, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense and have therefore obtained, in the judgment of the Purchaser and/or Purchaser’s representative(s), sufficient information to evaluate the merits and risks of an investment in the Shares.

10.  The Purchaser understands that no sale, assignment or transfer of any of the Shares shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Shares is registered under the “Act,” it being understood that no such sale, assignment or transfer of the Shares, is currently registered for sale and that the Company has no obligation or intention to so register any such sale, assignment or transfer of the Shares.

11.  The Purchaser understands that this Agreement substantially limits the Purchaser’s ability to sell, assign or transfer the Shares.

12.  The Purchaser hereby indemnifies and holds harmless the Company and its respective officers, directors, shareholders, employees, attorneys and agents from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense and attorneys’ fees) arising out of any inaccuracy in the agreements, representations, covenants and warranties made by the Purchaser herein.

14.  The Purchaser agrees that the Company may release the Purchase Price funds at its discretion (a “Closing”).

15.  The Purchaser agrees that the Company reserves the absolute right to reject any agreement and/or subscription at any time without liability to any prospective Purchaser.  In the event that a subscription is rejected, this Agreement shall thereafter have no force or effect.

16. ARBITRATION.  The Purchaser agrees that any and all controversies, disputes or claims arising out of, in connection with, from or with respect to:  (a) any provisions of or the validity of this Agreement, or any related agreements; (b) the relationship of the parties hereto, or (c) the Shares or the Company shall be conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc.   The decision and award of the arbitrator(s) shall be conclusive and binding upon all parties, and any judgment upon any award rendered may be entered in a court having jurisdiction thereof and neither party shall oppose such entry.

17.  The Purchaser confirms that:  (1) the taxpayer identification number shown in this Agreement is correct and (2) the Purchaser is not subject to backup withholding because: (a) the Purchaser has not been notified that it is subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified the Purchaser that it is no longer subject to backup withholding.

18.  The Purchaser represents that Purchaser has not been furnished with any offering literature.

19.  The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

20.  The Purchaser understands that the estimates and projections provided to the Purchaser, by their nature, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such projections or goals will be attained; and that the projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.

21.  The Purchaser has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the Purchaser hereunder.

22.  The Purchaser understands that the Shares are “restricted securities” and that there is no public market for the Shares.

23. The Purchaser has not offered or sold any portion of Purchaser’s Shares and has no present intention of dividing Purchaser’s Shares with others or of reselling or otherwise disposing of any portion of Purchaser’s Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

24.  The Purchaser acknowledges that neither the Company nor any other person offered to sell the Shares to Purchaser by means of any form of general advertising, such as media advertising or seminars.

25.  The Shares are being acquired by the Purchaser for the personal account of the Purchaser for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein.

26.  The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares. To the extent necessary, the Purchaser has retained, at the expense of the Purchaser, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase and ownership of the Shares.

V. “ACCREDITED INVESTOR” STATUS (Please complete appropriate section, 1, 2 or 3 below)

1. INDIVIDUAL ACCOUNTS: (Check the appropriate boxes)

Purchaser certifies that Purchaser is an "Individual Accredited Investor" because:  (Please check the appropriate box)

❑  I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

❑ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

❑ I am not an “Individual Accredited Investor.”  (check if applicable)

For the purposes of this Agreement, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, excluding the value of the primary residence, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

For purposes of this Agreement, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, "joint income" means "adjusted gross income" as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

2.   CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS (Check the appropriate boxes)

Has the Purchaser been formed for the specific purpose of investing in the Shares?   ❑Yes  ❑No.  If your answer is “Yes,” please certify the following statement below is true and correct by checking the following box.

The Purchaser certifies that it is an accredited investor because each of its shareholders or beneficiaries meets at least one of the conditions described below.  (Please check the appropriate box below.)

The Purchaser certifies that it is an "Accredited Investor" because it is:

❑ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

❑ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

❑ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under Individual Accredited Investor Status.  Please also CHECK the appropriate space in that section; or
(Shares:  Income Statement must be completed for each shareholder, partner or beneficiary)

❑ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under Individual Accredited Investor Status; or
(Shares:  Income Statement must be completed for each shareholder, partner or beneficiary)

❑ a corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

❑ Purchaser is not an “Accredited Investor.” (check if applicable)

3. TRUST ACCOUNTS

Has the Purchaser been formed for the specific purpose of investing in the Shares?   ❑Yes  ❑No.  If your answer is “Yes,” please certify which of the statements below is true and correct by checking the appropriate box.

The undersigned trustee certifies that the trust is an "Accredited Investor" because:

❑  the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person"; or

❑ the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

❑ the undersigned trustee certifies that the trust is an accredited investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the following conditions described above under the Individual Accredited Investor section.  Please check the appropriate box in the Individual Accredited Investor section.  (Shares:  For each grantor an Income Statement must be completed).

❑ Purchaser is not an “Accredited Investor.” (check if applicable)

VI. INCOME STATEMENT (Round off to the nearest $5,000)

Please specify the amount of your: ❑Individual   ❑Joint   ❑Trust    ❑Shareholder   ❑ Partner   (Check one)
income as defined in Section V for the following years:

2010:	2011:	2012 (projected):

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Describe Your Occupation                                                                                     Position / Title                                                                Duties

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Name of Employer (or Business of Self Employed)                                                                                                                                                    Years: Employed / of Operation

VII. INVESTMENT EXPERIENCE

The following information is to be provided by the individual making the investment decision or the person acting on behalf of the corporation, partnership, individual retirement account, employee benefit plan or trust.

1. Educational Back Ground

High School	Junior College	University	Post Graduate School
Name:	Name:	Name:	Name:
Graduated? ❑Yes ❑No	Graduated? ❑Yes ❑No	Graduated? ❑Yes ❑No	Graduated? ❑Yes ❑No
Year Graduated:	Year Graduated:	Year Graduated:	Year Graduated:
	Degree:	Degree:	Degree:

2. Business experience or training in financial, business or tax matters: (Please Describe)

_________________________________________________________________________________________________

3.  Indicate the frequency of your investment in marketable securities:  ❑Often    ❑Occasionally    ❑Seldom    ❑Never

4.  State the number, and total dollar amounts, of the following types of investments in which you have participated in:
     ❑ Restricted (non-traded stock or notes):  Number of Investments: _______ Average Amount Invested: _______________
     ❑ Private Placements                                                                       Number of Investments: _______                                                                                     Average Amount Invested: _______________
     ❑ Private Loans                                                            Number of Investments: _______                                                                                     Average Amount Invested: _______________
5.  Describe your investment experience: __________________________________________________________________

Registration Rights.

(a)           If at any time or from time to time, the Company shall determine to register the sale of any of its Common Stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4, the Company shall include in such registration statement (the “Registration Statement”) the re-sale by the Investor of all the Shares subject to this Agreement then still held by the Purchaser.
(b)           In connection with the registration of the Shares, Issuer agrees to:
i.            Keep the Registration Statement effective at all times until the earliest of (i) the date when Investor may sell all Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, without volume limitations, or (ii) the date Investor no longer owns any of the Shares (collectively, the “Registration Period”), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
ii.           Unless available to Investor without charge through EDGAR, the SEC’s website or Issuer’s website, furnish to Investor, (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Issuer, one copy of the Registration Statement, each preliminary prospectus and the final prospectus, and each amendment or supplement thereto, and (B) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as Investor may reasonably request in order to facilitate the sale or other disposition of the Shares owned by Investor.
iii.           Notify Investor at any time during the Registration Period of the happening of any event as a result of which the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Issuer will use all commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Investor agrees that Investor will not sell Shares pursuant to the Registration Statement when it is aware, pursuant to the notice provided for by this Section (b)(iii), that such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

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(Page  of [INSERT PAGE NUMBER])                  Purchaser’s Signature